Exhibit 99

Form 3 - Joint Filer Information

Issuer: eXegenics, Inc.

Issuer Ticker Symbol: EXEG

Date of Event Requiring Statement: 2/9/2007

Name: Phillip Frost M.D.

Address: 4400 Biscayne Boulevard
         15th Floor
         Miami, Florida 33137